EXHIBIT 99.1

IN THE COURT OF COMMON PLEAS
CUYAHOGA COUNTY, OHIO

IN RE CLIFFS NATURAL RESOURCES INC. SHAREHOLDER DERIVATIVE LITIGATION	) ) ) ) ) ) )	Lead Case No. CV-14-827803 (Consolidated with Case No. CV-14-829259 and Case No. CV-14-829499) Judge Richard J. McMonagle

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTIONS, HEARING
THEREON, AND RIGHT TO APPEAR
TO:    ALL HOLDERS AND ALL OWNERS, INCLUDING ALL RECORD HOLDERS AND/OR BENEFICIAL OWNERS, THEIR SUCCESSORS IN INTEREST AND TRANSFEREES, IMMEDIATE AND REMOTE, OF CLIFFS NATURAL RESOURCES INC. (“CLIFFS” OR THE “COMPANY”) COMMON STOCK AS OF APRIL 20, 2016.

THIS NOTICE WAS SENT TO YOU BY ORDER OF THE COURT. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THESE DERIVATIVE ACTIONS. YOUR RIGHTS MAY BE AFFECTED.
IF YOU HELD COMMON STOCK OF CLIFFS AS OF APRIL 20, 2016 FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO THE BENEFICIAL OWNER.
YOU ARE HEREBY NOTIFIED that the Parties1 to the above-captioned consolidated shareholder derivative actions (the “Actions”) have entered into a Stipulation and Agreement of Settlement dated April 20, 2016 (the “Stipulation”) to fully, finally, and forever settle the claims raised in the Actions on behalf of and for the benefit of Cliffs Natural Resources Inc. (“Cliffs” or the “Company”). If you are a Cliffs shareholder as of April 20, 2016, your rights to pursue certain derivative claims on behalf of Cliffs against its current and former directors and officers and other Released Persons may be affected by the Settlement.
This Notice is not a lawsuit against you. You are not being sued. This Notice is provided by order of the Court of Common Pleas, Cuyahoga County, Ohio (the “Court”). Please be advised that pursuant to an Order of the Court, a hearing (the “Settlement Hearing”) will be held on July 7, 2016 at 10:00 a.m., before the Honorable Richard J. McMonagle, Cuyahoga County Court of Common Pleas, Old Courthouse, One West Lakeside Ave., Cleveland, Ohio 44113, to determine: (i) whether the Settlement of the Actions on the terms and conditions provided for in the Stipulation

1Unless otherwise defined, the capitalized terms herein have the same definition as used in the Stipulation and Agreement of Settlement.

is fair, reasonable, and adequate and in the best interests of Cliffs and its shareholders and should be finally approved by the Court; (ii) whether a Judgment as provided in, and attached as Exhibit C to, the Stipulation, dismissing the Actions on the merits with prejudice should be entered; (iii) whether the Fee and Expense Award and Service Awards (as described below) should be approved; and (iv) such other matters as may be necessary or proper in the circumstances.
The Settlement will fully resolve the Actions on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Actions with prejudice. As detailed below, the Plaintiffs, Plaintiffs’ Counsel and Cliffs believe that the proposed Settlement provides substantial benefits to the Company, and is in the best interests of the Company and its shareholders. For a more detailed statement of the matters involved in the Actions, the Settlement, and the terms discussed in this Notice, the Stipulation may be viewed on Cliffs’ website via link at http://ir.cliffsnaturalresources.com and on Lead Plaintiffs’ Counsel’s firm website at www.shumanlawfirm.com. If the Court approves the Settlement, the Parties will ask the Court at the Settlement Hearing to enter a Judgment dismissing the Actions with prejudice on the merits as to all Defendants and releasing claims in accordance with the terms of the Stipulation.
You may have the right to object to the Settlement, including the amount of attorneys’ fees and unreimbursed expenses that should be awarded to Plaintiffs’ Counsel and the proposed Service Awards, in the manner provided herein. If you fail to object in the manner provided herein on or before June 23, 2016, you will be deemed to have waived your objections and will be bound by the Judgment to be entered and the release of claims to be given, unless otherwise ordered by the Court.
The Court has reserved the right to approve the Settlement with such modifications as may be agreed to by counsel to the Parties and without further notice to Cliffs shareholders.
This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims or defenses made in the Actions, but is merely to advise you of the pendency of Settlement of the Actions and your rights as a Cliffs shareholder.
Please note that there is no proof of claim form for shareholders to submit in connection with this Settlement and shareholders are not required to take any action in response to this Notice.

I.	SUMMARY OF THE ACTIONS
On June 4, 2014, Plaintiff Robert Black filed a shareholder derivative action captioned Black v. Cliffs Natural Resources Inc., et al., Case No. CV-14-827803 (the “Black Action”), in the Court of Common Pleas of Cuyahoga County, Ohio. The Complaint alleged, among other things, that the Individual Defendants had breached their fiduciary duties in connection with management and oversight of the Bloom Lake mine facility and the handling of the Company’s dividend (including allegedly false and misleading statements on these subjects during 2012 and 2013), and also in connection with pay practices upon the departure of certain executives during that period. A second shareholder derivative action, Asmussen, et al. v. Cliffs Natural Resources Inc., et al., Case No. CV-14-829259 (the “Asmussen Action”), was filed on July 2, 2014, and included allegations similar to those in the Black Action. A third shareholder derivative action, Williams v. Cliffs Natural Resources Inc., et al., Case No. CV-14-829499 (the “Williams Action”), was filed on July 9, 2014, and asserted allegations similar to those in the Black and the Asmussen Actions.
Pursuant to Court orders dated August 11, 2014, and September 12, 2014, the Asmussen Action and the Williams Action were transferred for consolidation with the Black Action. Pursuant to the Parties’ stipulations and subsequent court orders (the “Stipulated Orders”), the Parties agreed to stay the Actions pending disposition of a motion to dismiss in one of the then-pending federal securities law class actions (collectively, the “Securities Actions”): (i) The Department of the Treasury of the State of New Jersey and its Division of Investment, et al. v. Cliffs Natural Resources Inc. et al., No. 1:14-cv-01031, United States District Court for the Northern District of Ohio (Judge Dan Aaron Polster) (the “New Jersey Action”); and (ii) Stuart Rosenberg, et al. v. Cliffs Natural Resources Inc., et al., No. CV-14-828140, Court of Common Pleas of Cuyahoga County, Ohio (Judge Shannon M. Gallagher) (the “Rosenberg Action”).
During the stay of the Actions and in accordance with the Stipulated Orders, the Parties filed several joint status reports with the Court describing the status of the Securities Actions. The Parties continued the stay of the Actions until the Rosenberg Action reached a settlement in principle.
On December 17, 2015, the Court entered an order granting the unopposed motion to lift the stay of the consolidated Actions for the limited purpose of appointing Co-Lead Plaintiffs and Co-Lead Plaintiffs’ selection of counsel. Pursuant to that order, Plaintiffs George Asmussen and Jeff Asmussen were appointed Co-Lead Plaintiffs; The Shuman Law Firm was appointed Lead Counsel for Co-Lead Plaintiffs; and Weisman, Kennedy & Barris Co., L.P.A. was appointed Liaison Counsel for Co-Lead Plaintiffs.
In August 2015, the Parties began a dialogue regarding the possible resolution of the Actions. On August 6, 2015, and December 11, 2015, counsel for Plaintiffs in the Black Action and the Asmussen Action, respectively, sent settlement demands to Defendants’ Counsel. Key components of the demands included a requirement that Cliffs adopt corporate governance reforms and that any amounts that might be paid into a settlement fund for the New Jersey Action be contributed only by non-Company sources such as applicable insurance carriers up to exhaustion of policy limits. The demands took into account Cliffs’ existing governance policies and procedures and were specifically targeted to address and prevent a recurrence of the alleged wrongdoing that is the subject of the Actions, and also to limit the financial impact of the New Jersey Action on the Company.

Over the next several months, the two sides exchanged information and, through their counsel, had numerous discussions presenting and arguing their respective positions as well as prospects and terms for a possible settlement. These discussions eventually resulted in the agreement in principle to resolve, discharge, and settle the Actions, including without limitation all claims raised in the Actions, on the terms and conditions set forth in the Stipulation. The lengthy negotiations were conducted in good faith, at arm’s-length and were hard-fought by experienced counsel. During the negotiations, all Parties had a clear view of the strengths and weaknesses of their respective claims and defenses. Entry into the Stipulation is not an admission by any Party as to the merit or lack of merit of any claims or defenses.
During the period of negotiation, the New Jersey Action was settled in principle, with the payment into the settlement fund to be delivered solely by insurance carriers.
As part of the settlement negotiations, Plaintiffs undertook discovery to confirm that the proposed terms of the Settlement are fair, reasonable and adequate. In particular, Cliffs produced to Plaintiffs substantial sets of documents, many of which were board-level confidential materials, which were examined by Plaintiffs’ Counsel.
Plaintiffs, Plaintiffs’ Counsel, Cliffs and its counsel believe that the proposed Settlement is in the best interests of Cliffs and its shareholders.

II.	TERMS OF THE SETTLEMENT
The terms and conditions of the proposed Settlement are set forth in the Stipulation. The following is a summary of its terms. The summary should be read in conjunction with, and is qualified in its entirely by reference to, the text of the Stipulation, which has been filed with the Court and is also available for viewing on Cliffs’ website via link at http://ir.cliffsnaturalresources.com and on the website of Plaintiffs’ Lead Counsel at www.shumanlawfirm.com.
As part of the Settlement of the Actions, Cliffs has agreed to adopt and implement corporate certain governance measures (the “Reforms”) substantially as set forth in the Stipulation within ninety days after the Effective Date of the Settlement, to be maintained for a period of not less than three years from the day they are implemented, unless (but only to the extent) otherwise required by law. The Board, acting by a majority of its non-management members, may alter or amend its compliance with any of the Reforms during the three year period, if it concludes that doing so is required by its fiduciary duties, or that continued compliance would conflict with applicable law or amendments to the corporate regulations approved by the shareholders. If such alteration or amendment is made, the Company must, within no more than 30 days after the alteration or amendment becomes effective, advise Lead Plaintiffs’ Counsel thereof in writing, and state the reasons for the alteration or amendment. Plaintiffs, Plaintiffs’ Counsel and Cliffs agree that the Reforms confer a substantial and material benefit on Cliffs and its shareholders, and the Parties acknowledge and agree that the adoption and implementation of the Reforms is the result of the initiation, prosecution, and settlement of the Actions. In addition, the nature of the settlement funding of the New Jersey Action - - exclusively from applicable directors’ and officers’ (“D&O”) policies - - is consistent with Cliffs’ stated position in the settlement negotiations in these Actions that it would make all reasonable, good faith efforts to secure funding by applicable insurance carriers for any such settlement, which in turn had been elicited by Plaintiffs’ demand in these Actions on the funding issue.
The Board, exercising its independent business judgment, believes that the Settlement and the Reforms are in the best interests of Cliffs and its shareholders.
The Reforms are set out in an attachment at the end of this Notice.

III.	DISMISSALS AND RELEASES
The Settlement is conditioned, among other things, upon entry of an order by the Court approving the Settlement and dismissing the Actions on the merits with prejudice.
1.The Stipulation provides that, as of the date when the Court has entered the Judgment, the Judgment has become Final, and the Cliffs Board has approved the Settlement and each of its terms as in the best interest of Cliffs and its shareholders (the “Effective Date”), all Plaintiffs (acting on their own behalf and derivatively on behalf of Cliffs), Cliffs, and each of Cliffs’ shareholders (solely in their capacity as Cliffs Shareholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released, relinquished, extinguished, dismissed with prejudice, and discharged completely each and all of the Individual Defendants, and each and all the Individual Defendants’ respective present or former successors, heirs, executives, employees, agents, insurers, reinsurers, attorneys, advisors, associates, representatives, executors, personal representatives, estates, administrators, assigns, spouses and other members of any Individual Defendant’s immediate family, any entity in which any Individual Defendant or member of any Individual Defendant’s immediate family has or had a controlling interest (directly or indirectly), and any trust of which any Individual Defendant is the settlor or which is for the benefit of any Individual Defendant and/or member(s) of his or her family (“Released Persons”) from any and all claims for relief, suits, debts, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, fees, expenses, costs, matters, and issues and actions or causes of action of every nature and description whatsoever, whether known or unknown (including Unknown Claims as defined in ¶ 1.26 of the Stipulation), contingent or absolute, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, discoverable or undiscoverable, whether or not concealed or hidden, for damages, injunctive relief, or any other remedy, that have been, or could or might have been, or in the future can or might be asserted by Plaintiffs, Cliffs, and/or any Cliffs shareholder derivatively on behalf of Cliffs against any Released Persons that are based upon, refer to, arise out of concern, or are directly or indirectly related to (i) the claims and allegations contained in the Actions, (ii) any of the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act that were alleged or that could have been alleged in the Actions; or (iii) the settlement of the Actions, including the payment provided for in this Stipulation, and the reasonable attorneys’ fees, costs, and expenses incurred in defense of the Actions (Released Claims”). Notwithstanding the foregoing, the Released Claims do not include (i) any claims based on any conduct of the Released Persons after April 20, 2016 or (ii) and direct claims belonging to Cliffs shareholders, including without limitation, any claims arising under the federal securities laws. Notwithstanding the foregoing, Released Claims shall not include claims to enforce the terms of the Stipulation or the Settlement. In addition, nothing set forth in the Stipulation or in the Judgment shall constitute a release by any Defendant of any insurer, reinsurer, or any other entity contracted or otherwise obligated to provide insurance or indemnification to any of the Released Persons of any claim arising out of the rights, remedies, duties or obligations provided for in any insurance policy or agreement. Nothing set forth in the Stipulation or the Judgment shall constitute a release by or among the Company and the Individual Defendants or Released Persons of any rights or obligations relating to indemnification or advancement of defense costs, whether arising from the Company’s certificate of incorporation or code of regulations, Ohio law, or any agreement pertaining to indemnification or advancement of defense costs. Co-Lead Plaintiffs (individually and derivatively on behalf of Cliffs) and each of Cliffs’ shareholders (solely in their capacity as Cliffs shareholders) shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue the Released Persons with respect to the Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting the Released Claims against the Released Persons.
2.The releases granted shall be effective as a bar to any or all claims that were alleged or that could or might have been alleged in the Actions by the Plaintiffs, Cliffs, or any Cliffs shareholder derivatively on behalf of Cliffs, which any Plaintiff, Cliffs, or Cliffs shareholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims which, if known by him, her, or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement (the “Unknown Claims”). With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, Plaintiffs, the Individual Defendants, and Cliffs shall expressly waive and relinquish, and each of Cliffs’ shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived and relinquished, to the fullest extent permitted by law, any and all provisions, rights, and benefits conferred by any law of the United States or of any state or territory of the United States, or principle of common law, which governs or limits a Person’s release of Unknown Claims, including the provisions, rights and benefits of California Civil

Code §1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
and/or conferred by any law of the United States or of any state or territory of the United States, or principle of common law or of international or foreign law, that is similar, comparable, or equivalent in effect to California Civil Code §1542. It is understood that Plaintiffs, Cliffs, or any of Cliffs’ shareholders may hereafter discover facts in addition to or different from those that he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims (including Unknown Claims), but Plaintiffs and Cliffs shall expressly fully, finally, and forever discharge, settle, and release with prejudice, and each of Cliffs’ shareholders, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have fully, finally, and forever discharged, settled and released with prejudice, any and all Released Claims (including Unknown Claims), known or unknown, suspected or unsuspected, contingent or noncontingent, whether or not concealed or hidden, that now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, grossly negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Plaintiffs and Cliffs acknowledge, and Cliffs’ shareholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.
Upon the Effective Date, each of the Defendants shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released, relinquished, extinguished, dismissed with prejudice, and discharged completely, individually, and collectively each and all of the Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims) based upon or arising out of the prosecution, assertion, settlement or resolution of the Actions or the Released Claims; provided, however, that such release shall not include claims to enforce the terms of the Stipulation or the Settlement and/or the Judgment entered pursuant thereto.
By order of the Court (a) all proceedings in the Actions, other than those relating to the settlement itself, have been stayed and suspended until further order of the Court; and (b) pending the Court’s determination as to final approval of the Settlement, Plaintiffs and all other Cliffs shareholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any Released Person.

IV.	PLAINTIFFS’ CLAIMS AND BENEFITS OF THE SETTLEMENT
Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including a potential trial and appeal, Plaintiffs and Plaintiffs’ Counsel concluded that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trial and possible appeal. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risks of any litigation, especially in complex cases such as the Actions (which are governed by Ohio law and are subject to the protections that law provides for activities and judgments of corporate directors and officers), as well as the difficulties and delays inherent in such complex litigation generally. Plaintiffs and Plaintiffs’ Counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Actions. Plaintiffs and Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation confers substantial benefits on the Company. Based on their evaluation and expertise in the area of complex stockholder litigation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is fair, reasonable, and adequate and is in the best interests of Cliffs and its shareholders, and have agreed to settle the Actions upon the terms and subject to the conditions set forth in the Stipulation.

V.	DEFENDANTS’ DENIAL OF WRONGDOING AND LIABILITY
Defendants have denied, and continue to deny, all allegations of wrongdoing, fault, liability and/or damage to the Company. Defendants deny that they engaged in or aided and abetted any wrongdoing or violation of the law; deny that they breached any fiduciary duty, including the duty of care or duty of loyalty; deny that they engaged in any of the wrongful acts alleged in the Actions; and deny that they acted in bad faith or improperly in any way. Defendants maintain that they complied with all fiduciary and other legal duties. Defendants believe that all Plaintiffs have failed to meet their burden of pleading with particularity that demand was excused. Nonetheless, Defendants are agreeing to the terms and conditions set forth in the Stipulation solely because they contend and believe the proposed Settlement would eliminate the burden, risk, and expense of further litigation. Defendants have determined that it is desirable and beneficial to them that the claims asserted in the Actions be fully and finally settled and terminated in the manner and upon the terms and conditions set forth in the Stipulation. Defendants have also taken into account the uncertainty, burden, expense, and risks inherent in any litigation, especially in complex cases like the Actions, and are entering into the Stipulation because the Settlement would eliminate the uncertainty, burden, expense and risk of further litigation, and as to Nominal Defendant Cliffs, because the Settlement provides substantial benefits to, and is in the best interests of, Cliffs and its shareholders.

VI.	PLAINTIFFS’ COUNSEL’ S ATTORNEYS’ FEES AND REIMBURSEMENT OF EXPENSES
After completing negotiations of the material, substantive terms of the Settlement, Counsel undertook arm’s-length negotiations regarding attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ Counsel for the benefits conferred upon the Company and its shareholders as a part of the Settlement. As a result of those negotiations, the Individual Defendants’ D&O insurers have agreed to pay to Plaintiffs’ Lead Counsel (who will, in turn, allocate it among all Plaintiffs’ Counsel) a fee and expense award in the amount of $775,000, subject to Court approval (the “Fee and Expense Award”). The Fee and Expense Award includes fees and expenses incurred by Plaintiffs’ Counsel in connection with the initiation, prosecution and settlement of the Actions. To date, Plaintiffs’ Counsel have not received any payments for their efforts on behalf of Cliffs shareholders, nor have Plaintiffs’ Counsel been reimbursed for their out-of-pocket litigation expenses. The Fee and Expense Award will compensate Plaintiffs’ Counsel for the substantial benefits achieved in the Actions, and the risks of undertaking the prosecution of the Actions on a contingent basis. Plaintiffs’ Counsel will also seek Court approval for the payment to Co-Lead Plaintiffs of a Service Award in the amount of $3,500 each. Any Court-approved Service Award and Service Awards will be funded solely from the Fee and Expense Award.
Any award of attorneys’ fees or expenses and any Service Awards are separate and apart from and are not conditions to the Settlement embodied in the Stipulation or the Judgment. No order or proceeding concerning any fee and expense application or award or any Service Awards, or any modification or reversal on appeal of any fee and expense award or Service Awards, shall constitute grounds for cancellation or termination of the Settlement by any Party or shall otherwise affect the validity or effectiveness of the Settlement.

VII.	THE SETTLEMENT HEARING
On July 7, 2016, at 10:00 a.m., the Court will hold the Settlement Hearing before the Honorable Richard J. McMonagle, Cuyahoga County Court of Common Pleas, Old Courthouse, One W. Lakeside Ave., Courtroom 2A, Third Floor, Cleveland, OH 44113. At the Settlement Hearing, the Court will determine: (i) whether the Settlement of the Actions on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate and in the best interests of Cliffs and its shareholders and should be finally approved by the Court; (ii) whether a Judgment as provided in, and attached as Exhibit C to, the Stipulation, dismissing the Actions on the merits and with prejudice, granting the releases described more fully above, and permanently barring and enjoining Plaintiffs (acting on their own behalf or derivatively on behalf of Cliffs), Cliffs, and each of Cliffs’ shareholders from instituting, commencing, or prosecuting any of the Released Claims against the Released Persons should be entered; (iii) whether the Fee and Expense Award and the Service Awards should be approved; and (iv) such other matters as may be necessary or proper in the circumstances. In the event that the Court does not enter the Judgment approving the Settlement for any reason whatsoever, or if that Judgment is modified, vacated, or reversed on appeal, then the Settlement shall be null and void. The full and complete description of the terms and conditions of the Settlement may be found in the Stipulation, which is on file with the Court.

VIII.	RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO
You have the right to object to any aspect of the Settlement, the Fee and Expense Award, and/or the Service Awards. If you wish to object or otherwise contest the Settlement, you must do so in writing, and you may also request to be heard at the Settlement Hearing. If you choose to object, then you must file with the Clerk of Courts on or before June 23, 2016, a written notice of objection to the Settlement, the Fee and Expense Award, and/or the Service Awards setting forth:

(a)	your name, address and telephone number;

(b)	proof of current ownership of Cliffs common stock, including the date of purchase;

(c)	the nature and grounds for your objections as to any matters before the Court and any supporting facts and arguments;

(d)	all documents or writings you desire the Court to consider in connection with the objection; and

(e)
a list of all cases in which you and/or your counsel has filed an objection to a settlement of a shareholder class or derivative action in the last three years, identifying the name of the case, jurisdiction, and docket number.

IX.	RIGHT TO ATTEND THE SETTLEMENT HEARING AND RELATED PROCEDURES
If, in addition to submitting a written objection, you wish to appear in person and be heard at the Settlement Hearing, you must, in addition to meeting the requirements above for an objection, file with the Clerk of Courts, at the same time you file the objection, a written statement setting forth:

(a)	your intention to appear;

(b)	the basis for the appearance; and

(c)	the identities of any witnesses you intend to call at the Settlement Hearing and the subjects of their testimony.

If you file a written objection and/or written notice of intent to appear, you must also serve upon counsel for each of the Parties as set forth below (either by hand delivery or by first class mail) copies of such notice, proof, statements, documentation and any other papers or briefs you file with the Court, for receipt by counsel on or before June 23, 2016.
The addresses for filing objections and notices of appearance with the Court and service on counsel are as follows:
Clerk of Courts
Court of Common Pleas
The Justice Center
1200 Ontario Street
Cleveland, Ohio 44113

Kip B. Shuman E-mail: kip@shumanlawfirm.com THE SHUMAN LAW FIRM One Montgomery St., Suite 1800 San Francisco, CA 94104 Telephone: (303) 861-3003 Facsimile: (303) 484-4886 Lead Counsel for Plaintiffs
John M. Newman, Jr.
E-mail: jmnewman@jonesday.com
JONES DAY
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114-2309
Telephone:(216) 586-3939
Facsimile:(216) 579-0212

Attorneys for Defendants Joseph A. Carrabba, Laurie M. Brlas, Terrance M. Paradie and David Blake

Joseph A. Castrodale
E-mail: jcastrodale@beneschlaw.com
BENESCH, FRIEDLANDER,
   COPLAN, & ARONOFF LLP
200 Public Square, Suite 2300
Cleveland, OH 44114-2378
Telephone: (216) 363-4500
Facsimile: (216) 363-4588

Attorneys for Nominal Defendant Cliffs Natural Resources Inc.

Rachelle Silverberg
E-mail: rsilverberg@wlrk.com
WACHTELL, LIPTON, ROSEN & KATZ
51 West 52nd Street
New York, NY 10019
Telephone: (212) 403-1000
Facsimile: (212) 403-2000

Attorneys for Defendants Gary B. Halverson, Susan M. Cunningham, Janice K. Henry, Barry J. Eldridge, Mark E. Gaumond, Andres R. Gluski, Susan M. Green, James F. Kirsch, Stephen M. Johnson, Richard K. Riederer, and Timothy W. Sullivan

Any Cliffs shareholder who fails to object in the above-prescribed manner and within the time prescribed to the Settlement and/or Fee and Expense Award and/or Service Awards shall be deemed to have waived such objection or challenge (including any right to appeal) and shall forever be foreclosed from making any such objection in this or any other action or proceeding, including any objection to the fairness, reasonableness, or adequacy of the proposed Settlement as set forth in the Stipulation, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

The Court has the right to change the hearing dates or times without further notice other than to counsel for the Parties and by posting an entry on the docket. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. CLIFFS SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT OR FEE AND EXPENSE AWARD OR SERVICE AWARDS DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

X.	HOW TO OBTAIN ADDITIONAL INFORMATION
This Notice summarizes the Parties’ Stipulation. It is not a comprehensive statement of the events of the Actions, the pleadings in the Action, the Stipulation, or other papers and proceedings. For the full details of the Actions, the claims that have been asserted, and the terms and conditions of the Settlement, you may refer to the Stipulation and the other papers on file with the Court in the Actions. You or your attorney may examine the Court’s files during regular business hours each business day at the office of the Cuyahoga County Clerk of Courts, 1st Floor Justice Center, 1200 Ontario Street, Cleveland, OH 44113. Although the Parties believe that the descriptions about the Settlement that are contained in this Notice are accurate in all material respects, in the event of any inconsistencies between the descriptions in this Notice and the Stipulation, the Stipulation will control. You may view the Stipulation On Cliffs’ website via link at http://ir.cliffsnaturalresources.com and on Lead Plaintiffs’ Counsel’s firm website at www.shumanlawfirm.com.
PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT, THE CLERK’S OFFICE, OR DEFENDANTS’ COUNSEL. Any questions you have about matters in this Notice should be directed by telephone or in writing to Plaintiffs’ Lead Counsel, Kip Shuman, at the address set forth above.
X.    NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS
Brokerage firms, banks and/or other persons or entities who held shares of Cliffs common stock for the benefit of others are requested to immediately send this Notice to all of their respective beneficial owners. If Cliffs shareholders have questions or comments about the Settlement, they should follow the procedures listed above.

Dated: April 22, 2016	By Order of the Court of Common Pleas Cuyahoga County, Ohio

ATTACHMENT

CORPORATE GOVERNANCE REFORMS

I.	Corporate Governance Guidelines and Director Policies

1.
The Company will agree to maintain the provisions of the Corporate Governance Guidelines which require that when the CEO/President or another executive is designated as Chairman of the Board, the Nominating and Governance Committee recommends to the Board a director who will serve as the Lead Director.

2.
The Corporate Governance Guidelines will be amended to provide that, when a Lead Director is appointed, the Lead Director must meet the independence requirements of, at least, the New York Stock Exchange.

3.
The Company will agree to retain the provision in the Corporate Governance Guidelines providing that a “substantial majority” of the members of the Board must meet the independence requirements of, at least, the New York Stock Exchange.

4.	The Company shall not allow any Board member to serve as the chair of more than one Board committee.

5.
The Company’s General Counsel shall be required to meet with the Board at least quarterly and present a written report on material pending or threatened litigation and material compliance issues known to him or the Company’s legal office.

6.	The Company’s General Counsel shall be required to approve all quarterly corporate press releases before issuance.

7.	The Corporate Governance Guidelines will be amended to provide that at least one regularly-scheduled Board meeting each year will take place at an operating location of the Company.

8.	The Company will agree to provide one in-house director training program per year using a third-party facilitator.

9.
The Corporate Governance Guidelines will be amended to state that there is a presumptive 12-year term limit for outside directors. After 12 years, directors may continue as non-voting honorary Board members. The Board, however, shall retain discretion to waive the presumptive limit if, in its judgment, a Board member is performing at a high level and can continue to serve effectively. If the Board exercises its discretion to waive the presumptive term limit for outside directors, it shall disclose this decision to stockholders in the Company’s Annual Proxy Statement.

10.
The Company will agree to maintain the provisions in the Corporate Governance Guidelines prohibiting directors from serving on more than three other public- company boards, and requiring directors to inform the Chief Executive Officer/President and Chair of the Governance and Nominating Committee in advance of accepting an invitation to serve on the board of directors of another public company.

11.	The Company will agree to maintain the provisions in the Corporate Governance Guidelines that provide that the Board and each committee will perform an annual self-evaluation of performance.

12.
The Company recently amended its Directors & Officers Share Ownership Guidelines to add a restriction providing that an officer may not sell more than 50% of any shares he or she receives via equity awards from the Company until he or she achieves share ownership at 100% of the applicable guideline level. The Company acknowledges that the filing and prosecution of the lawsuit was a significant factor in adopting that amendment.

II.	Audit Committee Charter

1.
The Audit Committee shall be required to review and discuss with the independent auditors and senior financial executives key matters relating to internal controls, financial reporting and disclosures.

2.
The Audit Committee shall be advised of and consider information regarding significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting or fraud involving management or other employees with a significant role in internal controls.

3.
The Audit Committee charter will be amended to provide that the committee members will review the Company’s annual operating and capital expenditure plan prior to its submission to the Board for approval.

4.
The Audit Committee charter will be amended to provide that the committee will receive quarterly reports from the Chief Financial Officer on the Company’s cash position, capital structure and, if applicable, dividend policy.

5.
The Audit Committee charter will be amended to provide that the committee will meet at least quarterly with the head of the Internal Audit department, who will provide a report on significant internal audit activities during the preceding quarter.

6.
The Audit Committee charter will be amended to provide that the Chief Legal Officer will report to the committee on a quarterly basis on alleged violations reported through the Company’s ethics hotline.

7.	The Audit Committee charter will be amended to provide that the committee will report to the full Board at each regularly scheduled meeting of the Board.

8.	The Audit Committee charter will be amended to provide that the committee will meet no fewer than four times per year.

9.
The Audit Committee charter will be amended to provide that, not less than once every three years, the committee will consider whether it is in the Company’s interests to continue to engage its then-current independent auditors, taking into account, among any other factors deemed pertinent by the Committee, independence, quality, cost, and the nature and significance of institutional knowledge.

III.	Compensation and Organization Committee

1.
The Compensation and Organization Committee charter will be amended to provide that performance targets applicable to Named Executive Officer compensation decisions for a particular fiscal year will be determined during the first quarter of that year, with the assistance of a compensation consultant.

IV.	Strategy Committee

1.	The Company will adopt the following committee charter for the strategy committee and shall publish it on the Company’s website:

CLIFFS NATURAL RESOURCES INC.
STRATEGY COMMITTEE CHARTER
Purpose
The purposes of the Strategy Committee (the “Committee”) of the Board of Directors (the “Board”) of Cliffs Natural Resources Inc. (“Cliffs”) are to (a) oversee Cliffs’ strategic plan and annual management objectives; (b) oversee, advise on and monitor opportunities and risks relating to Cliffs’ strategic plan, including among other things positioning to support realization of strategic opportunities, as well as consideration of risks pertaining to country operations,minerals and major projects, and operational, safety and environmental risks; and (c) with management, identify and set strategic goals and expectations and review the merits and risks of potential acquisitions, joint ventures and strategic alliances.
Committee Membership
The Committee will consist of at least three members, with the actual number to be determined from time to time by the Board. At least a majority of the Committee members will meet the independence criteria of the New York Stock Exchange, Inc. Preferred qualifications for Committee members include experience in mergers and acquisitions, investment analysis of business opportunities, formulating corporate strategy, and knowledge of the mining and mineral business.
Duties and Responsibilities
The Committee’s responsibilities include:
Review and Oversee Strategic Opportunities and Projects

1.
Assist and advise the Board regarding (a) Cliffs’ current strategy, including goals for future years and (b) the evaluation of evolving and emerging opportunities in existing and new markets (both minerals and geographic), including material acquisitions and dispositions, exploration and production activities and new ventures.

2.	Review results of major projects and post-deal integration activities in the context of prior estimates.

3.	Monitor the progress and implementation of the strategic plan, and present to the Board any significant issues, risks and opportunities facing Cliffs that are not included in the strategic plan.

4.	Assist Cliffs’ Chief Executive Officer (“CEO”) and other senior executive officers in determining the resources necessary for implementation and execution of Cliffs’ strategic and financial plans.
Review Risk Exposures Related to the Strategic Plan
Review appropriateness of strategies for managing certain exposures to enterprise risks, including financial, economic, reputational or hazard risks, including: (a) hedging strategies relating to foreign currency, interest rate and commodity exposures; (b) existing insurance programs (and the adequacy thereof) for property, casualty, fiduciary and political risks; and (c) key management systems including capital investment, environmental management, stakeholder engagement and others as appropriate.

1.
Periodically assess Cliffs’ overall capital structure and capital allocation priorities, including Cliffs’ long-term cost of capital, debt-to-equity ratios, dividend payout ratios, share buy-backs, debt or equity financings, liquidity levels, credit rating and credit facilities.

2.
Periodically assess developments in best practice frameworks and guidance as may be appropriate in the context of Cliffs’ then current mineral resource base, geographic footprint and overall business plans and objectives.

Other Responsibilities

1.	Periodically, and in such manner and at such times as the Committee and the Board deem appropriate,

report the Committee’s activities, findings and recommendations to the Board.

2.	Annually evaluate the Committee’s performance and the Committee’s charter and review the results and any recommended changes with the Board.
Resources and Authority
To assist the Committee in carrying out its purpose, duties and responsibilities, the Committee will have:

1.	The sole authority to retain and terminate independent consultants, independent counsel and other independent advisors.

2.
Appropriate resources and authority to discharge its responsibilities and duties as required by law, including, without limitation, such funding as the Committee deems necessary to compensate any consultants and advisors retained by the Committee.

3.	The authority, at its discretion, to delegate any of its responsibilities to a subcommittee.

[date]
Secretary

V.	Governance and Nominating Committee

1.
The Governance and Nominating Committee charter will be amended to provide that the committee will consider, at least annually, whether the members of the Board need additional education or training not already provided through the Company to carry out their Board duties and, if it determines that additional education or training is needed, it will report that to the Board.

VI.	Employee Compliance Policies

1.
The Company shall ensure that every salaried employee and director is provided (either electronically via email or intranet access or by paper copy) a copy of the Company’s Code of Business Conduct and Ethics annually, or sooner if material changes are made during the course of the year.

2.
The Company will undertake to obtain annual certifications from salaried employees that acknowledge the Company’s Code of Business Conduct and Ethics, and certify the employee’s compliance with the Code.

3.
The Company will maintain an electronic or telephonic hotline that provides, through a third-party contractor, an ability for persons inside or outside the Company to report complaints or concerns regarding ethics and compliance matters.

4.
The Company’s intranet and website will contain a statement that no employee may be discharged, demoted or retaliated against because of any reports of possible legal or ethical violations made in good faith to the ethics hotline or any member of Company management.